EXHIBIT NO. 99.(g) 2

As of October 1, 2010

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund

Stand-Alone Trusts	Massachusetts Investors Trust

Closed End Funds

MFS Charter Income Trust
MFS Government Market Income Trust
MFS Intermediate Income Trust
MFS Multimarket Income Trust
MFS Municipal Income Trust
MFS Special Value Trust
MFS California Municipal Fund
MFS High Income Municipal Trust
MFS InterMarket Income Trust I
MFS Intermediate High Income Fund
MFS Investment Grade Municipal Trust
MFS High Yield Municipal Trust

MFS Series Trust I	MFS Cash Reserve Fund MFS Core Equity Fund MFS Core Growth Fund MFS New Discovery Fund MFS Research International Fund MFS Technology Fund MFS Value Fund

MFS Series Trust IV	MFS Government Money Market Fund MFS Money Market Fund

MFS Series Trust VII	MFS Latin American Equity Fund

MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund

MFS Series Trust X	MFS Aggressive Growth Allocation Fund MFS Conservative Allocation Fund MFS Emerging Markets Debt Fund

MFS Emerging Markets Equity Fund MFS Growth Allocation Fund MFS International Diversification Fund MFS International Growth Fund MFS International Value Fund MFS Moderate Allocation Fund

MFS Series Trust XI	MFS Mid Cap Value Fund MFS Blended Research Core Equity Fund

MFS Series Trust XII	MFS Lifetime Retirement Income Fund MFS Lifetime 2010 Fund MFS Lifetime 2020 Fund MFS Lifetime 2030 Fund MFS Lifetime 2040 Fund MFS Lifetime 2050 Fund MFS Sector Rotational Fund

MFS Series Trust XIII	MFS Global Real Estate Fund

MFS Series Trust XV	MFS Commodity Strategy Fund

MFS Variable Insurance Trust

MFS Core Equity Series
MFS Global Equity Series
MFS Growth Series
MFS High Income Series
MFS Investors Growth Stock Series
MFS Investors Trust Series
MFS Mid Cap Growth Series
MFS New Discovery Series
MFS Research Series
MFS Research Bond Series
MFS Research International Series
MFS Strategic Income Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series

MFS Variable Insurance Trust II

MFS Blended Research Core Equity Portfolio
MFS Blended Research Growth Portfolio
MFS Blended Research Value Portfolio
MFS Bond Portfolio
MFS Core Equity Portfolio
MFS Emerging Markets Equity Portfolio
MFS Global Governments Portfolio
MFS Global Growth Portfolio
MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio
MFS Growth Portfolio
MFS Global Research Portfolio
MFS High Yield Portfolio
MFS International Growth Portfolio
MFS International Value Portfolio
MFS Mass. Investors Growth Stock Portfolio
MFS Mid Cap Growth Portfolio
MFS Money Market Portfolio
MFS New Discovery Portfolio
MFS Research International Portfolio
MFS Strategic Income Portfolio
MFS Technology Portfolio
MFS Total Return Portfolio
MFS Utilities Portfolio
MFS Value Portfolio

Variable Accounts	Capital Appreciation Variable Account Global Governments Variable Account Government Securities Variable Account High Yield Variable Account Money Market Variable Account Total Return Variable Account

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on this Appendix A, on Behalf of		STATE STREET BANK AND TRUST COMPANY
Each of Their Respective Portfolios

		By:	MICHAEL F. ROGERS
By:	SUSAN S. NEWTON
		Name:	Michael F. Rogers
Name:	Susan S. Newton
		Title:	Executive Vice President
Title:	Assistant Secretary